UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) June 26, 2003

BAY VIEW CAPITAL CORPORATION

(Exact name of Registrant as specified in its Charter)

Delaware	001-14879	94-3078031

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1840 Gateway Drive, San Mateo, California (Address of principal executive offices)		94404 (Zip Code)

Registrant’s telephone number, including area code (650) 312-7200

N/A

(Former name, former address, and former fiscal year, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
SIGNATURES

Item 5. Other Events and Regulation FD Disclosure.

     On June 26, 2003, Bay View Bank, N.A. (the “Bank”), the principal subsidiary of Bay View Capital Corporation (the “Company”), adopted a Plan of Dissolution and Liquidation (the “Plan”) under which it will sell all of its assets, pay, satisfy or discharge all of its known and currently due and payable liabilities and distribute the remaining proceeds to the Company, the Bank’s sole shareholder. Under the Plan, persons that may have claims that are not currently due and payable or are otherwise contingent will have such claims satisfied or discharged by the Bank or such claims will be assigned to and assumed by the Company. The dissolution and liquidation of the Bank is contemplated by the Plan of Dissolution and Stockholder Liquidity approved by the Company’s stockholders on October 3, 2002.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BAY VIEW CAPITAL CORPORATION Registrant

DATE: June 27,2003	BY:	/s/ Charles G. Cooper

Charles G. Cooper President and Chief Executive Officer